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                                                                  Exhibit (p)(4)


                            NATIONAL ASSET MANAGEMENT
                                 CODE OF ETHICS

RESPONSIBILITY

It is the responsibility of all supervisory personnel to ensure that National Asset Management conducts its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients.


DUTY TO CLIENTS

National Asset Management has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. National Asset Management must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.

PROHIBITED ACTS

1.       Employing any device, scheme or artifice to defraud;

2.       Making any untrue statement of a material fact;

3. Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

4. Engaging in any fraudulent or deceitful act, practice or course of business; or,

5.       Engaging in any manipulative practices.


CONFLICTS OF INTEREST

National Asset Management has a duty to disclose potential and actual conflicts of interest to our clients. All Investment Advisor Representatives (IAR) and solicitors have a duty to report potential and actual conflicts of interest to the Company. Gifts (other than de minimis gifts, which are usually defined as having a value under $100.00) should not be accepted from persons or entities doing business with the Company.

All Access Personnel must be pre-cleared by the Compliance Officer before accepting a directorship at any public company.

USE OF DISCLAIMERS

National Asset Management shall not attempt to limit liability for willful misconduct or gross negligence through the use of disclaimers.


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SUITABILITY
National Asset Management shall only recommend those investments that it has a reasonable basis for believing are suitable for a client, based upon the client's particular situation and circumstances. In addition, clients should be instructed to immediately notify National Asset Management of any significant changes in their situation or circumstances so that National Asset Management can respond appropriately.

DUTY TO SUPERVISE   Advisers Act Section 203(e)(5)
National Asset Management is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:


1. Establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

2. Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

3. Ensuring that all advisory personnel fully understand the Company's policies and procedures; and,

3. Establishing a review system designed to provide reasonable assurance that National Asset Management's policies and procedures are effective and are being followed.

On an annual basis, the compliance officer, CEO and COO will review all compliance procedures and violations with further reporting to the principals of the organization.

PERSONAL SECURITY TRANSACTIONS
National Asset Management's procedures governing personal security transactions are covered in Section VI and Appendix A of the compliance manual (which are incorporated herein by reference).

CERTIFICATION
Each Access Person will be required to certify annually the he or she has read and understood this Code of Ethics and Compliance Manual and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is located in Appendix A of the compliance manual.


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VI.      FAIR TREATMENT OF CLIENTS

         A.  PERSONAL TRANSACTIONS

         - Trading ahead of client's accounts is strictly prohibited by NAM.

         - Prevention

         The EMG distributes a weekly-restricted list to all access personnel. The list includes all stocks NAM is currently buying/selling or reviewing for buy/sale. Options in the securities are restricted as well. The weekly list is maintained in the following directory:
         O:\Equity\Weekly Minutes.

         - Personal Trading

         All personal transactions (excluding exempt securities) must be orally cleared through the compliance officer prior to execution. Trading authorization extends through the close of business on the day authorization is granted. After the trade is executed, a pre-clearance request form is completed and filed with the compliance officer.

         - Documentation

         Each access person must submit an Initial Holdings report with compliance officer within ten days of becoming an access person (or for persons already designated as an access person prior to September 1,
         2000). A copy of the form is located in Appendix A.

         Each access person will also submit to the compliance officer an annual holdings report no later than thirty days after the end of the calendar year.

         A personal transaction statement must be completed by all access personnel on a quarterly basis. It includes, personal transactions and as well as all transactions for immediate family members and those accounts in which one has a beneficial ownership. All transactions must be reported (except excluded transactions).

         The compliance officer will distribute the personal transaction form prior to the calendar quarter end. The form is completed and returned to the compliance officer no later than the 10th business day after the quarter end.

         The compliance officer will review the initial holdings report, annual report and quarterly transaction report and compare the reports with the pre-clearance authorizations as appropriate.

         - A copy of National Asset Management's Personal Trading Policy, forms and a list of access personnel are located in Appendix A.


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                            NATIONAL ASSET MANAGEMENT
                         PERSONAL TRANSACTION PROCEDURES

PRE-CLEARANCE OF  PERSONAL TRANSACTIONS

Who is involved:           Principals
                           Portfolio Managers
                           Traders
                           Equity/Fixed Income Analysts
                           Managed Account Group Personnel
                           Relationship Managers

What is cleared:           Stock B/S                          Exempt Securities:        Open-end Mutual Fund B/S
                           Closed-end Mutual Fund B/S                                   US Governments B/S
                           Any Option B/S                                               Corporate/Municipal Bond B/S
                           Private Placement B/S
                           IPO Purchases

How does one clear:        Review the Restricted List sent out by the Equity
                           Group on a weekly basis. This list will also include those stocks that NAM is considering for purchase or sale. If a stock is on the list, check with trading to ensure completion before you obtain oral approval from the compliance officer. Once you have completed your transaction, complete the "Preclearance Request" and return to the compliance officer.

What is the time           15 calendar days before or after the equity team
frame:                     completes buys/sales.


QUARTERLY REPORTING OF PERSONAL TRANSACTIONS

Who is involved:           Principals
                           Portfolio Managers
                           Traders
                           Equity/Fixed Income Analysts
                           Managed Account Group Personnel
                           Relationship Managers

What is reportable:        Stock/Option B/S                   Exempt Transactions:      Dividend reinvestments on
                           All Mutual Fund B/S                                          mutual funds.
                           US Government B/S
                           Corporate/Municipal Bond B/S
                           Private Placement B/S


How do I report:  Complete "Personal Transaction Report."

When do I report: Within 10 days after the end of the quarter.

FOR THE PURPOSES OF PRE-CLEARING AND REPORTING TRANSACTIONS, ONE IS REQUIRED TO REPORT ANY TRANSACTION IN WHICH YOU HAVE A DIRECT OR INDIRECT "BENEFICIAL OWNERSHIP." THIS WOULD INCLUDE ACCOUNTS OF IMMEDIATE

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FAMILY MEMBERS IN THE SAME HOUSEHOLD AND OTHER ACCOUNTS OVER WHICH THE ACCESS
PERSON HAS INFLUENCE OR CONTROL.
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                            NATIONAL ASSET MANAGEMENT

                                 HOLDINGS REPORT


                  For the Year/Period Ended __________________________
                                                (month/day/year)

|_|               Check here if this is an Initial Holdings Report


AS OF THE CALENDAR YEAR/PERIOD REFERRED TO ABOVE, I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES LISTED BELOW WHICH ARE REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS OF NATIONAL ASSET MANAGEMENT:

SECURITY DESCRIPTION            NUMBER OF SHARES             PRINCIPAL AMOUNT





The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct of indirect benefit are as follows:


THIS REPORT (I) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL, (ii) EXCLUDES OTHER TRANSACTIONS NOT REQUIRED TO BE REPORTED, AND (iii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.



Date:____________________________           Signature:________________________

                                            Print Name:_______________________



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                            NATIONAL ASSET MANAGEMENT

                               ANNUAL CERTIFICATE


Pursuant to the requirements of the Code of Ethics of National Asset Management, the undersigned hereby certifies as follows:


1.       I have read the Company's Code of Ethics and Compliance Manual.

2. I understand the Code of Ethics and Compliance Manual and acknowledge that I am subject to it.

3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics and Compliance Manual, I have reported all personal securities transactions and provided any securities holdings reports required to be reported under the requirements of the Code of Ethics and the Compliance Manual.



Date:__________________________________


Signature:_____________________________


Print Name:___________________________




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                      NATIONAL ASSET MANAGEMENT CORPORATION

                          SECURITIES TRANSACTION REPORT

                  FOR THE CALENDAR QUARTER ENDED JUNE 30, 2000

Date: ___________________

During the quarter referred to above, the following transactions were effected for my "personal accounts" (as defined in the Code of Ethics of Investment Companies) which are required to be reported pursuant to the Code of Ethics for Investment Advisors. (IF NO TRANSACTIONS TOOK PLACE, WRITE "NONE REPORTABLE").


                                                                                                                          Broker/
                                                                                                                          Dealer or
Nature of                                                     Number of                                                   Bank
Transaction                                                   Shares or                                                   Through
(Purchase,                                Date of             Principal                              Dollar Amount        Whom
Sale, etc.           Security             Transaction         Amount             Price               of Transaction       Effected
----------           --------             -----------         ------             -----               --------------       --------

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

This report excludes (i) transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have any direct or indirect beneficial ownership in the securities listed above.

*Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as an access person, should have know that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by National Asset Management.


Signature:_____________________

Print:________________________